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                                                          Exhibit 99.(B)(23)(j)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors and Counsel" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A, No. 333-29253) of the Boyar Fund, Inc. and to the use of our report dated January 24, 2004 on the December 31, 2003 financial statements of the Boyar Value Fund, incorporated by reference therein.

                                                    /s/ Ernst & Young LLP

Columbus, Ohio
April 26, 2004